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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.


                                                  ARTHUR ANDERSEN LLP

                                                  /s/ ARTHUR ANDERSEN LLP


Denver, Colorado
 April 9, 1998.